CAVA GROUP REPORTS THIRD QUARTER 2023 RESULTS
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YEAR OVER YEAR CAVA REVENUE GROWTH OF 49.5% DRIVEN BY CAVA SAME RESTAURANT SALES GROWTH OF 14.1%
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THIRD QUARTER 2023 CAVA RESTAURANT-LEVEL PROFIT MARGIN OF 25.1%
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11 NET NEW CAVA RESTAURANT OPENINGS DURING QUARTER
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WASHINGTON, D.C. (November 7, 2023) - CAVA Group, Inc. (NYSE: CAVA) (“CAVA Group” or the “Company”), the category-defining Mediterranean fast-casual restaurant brand that brings heart, health, and humanity to food, today announced financial results for its fiscal third quarter ended October 1, 2023.
"CAVA’s results in the third quarter clearly demonstrate the strength and portability of our category-defining brand and highly differentiated offering. We once again delivered strong top-line growth and impressive unit economics while successfully opening new restaurants across the country. Revenue was up 49.5% over last year, driven by 14.1% CAVA Same Restaurant Sales Growth including 7.6% traffic growth. We now have 290 restaurants across 24 states and the District of Columbia and in the face of consumer headwinds, we are positioned to gain market share and deliver on our extraordinary, long-term potential," said Brett Schulman, Co-Founder and CEO.
Fiscal Third Quarter 2023 Highlights:
•CAVA Revenue grew 49.5% to $173.8 million as compared to $116.2 million in the prior year quarter.
•Net New CAVA Restaurant Openings of 11, bringing total CAVA Restaurants to 290, a 35.5% increase in total CAVA Restaurants year over year.
•CAVA Same Restaurant Sales Growth of 14.1%.
•CAVA AUV of $2.6 million as compared to $2.4 million in the prior year quarter.
•CAVA Restaurant-Level Profit of $43.6 million or growth of 72.8% over the prior year quarter, with CAVA Restaurant-Level Profit Margin of 25.1%, a 340 basis point increase over the prior year quarter.
•CAVA Digital Revenue Mix was 35.5%.
•CAVA Group Net Income of $6.8 million compared to net loss of $11.9 million in the prior year quarter.
•CAVA Group Adjusted EBITDA of $19.8 million compared to $4.8 million in the prior year quarter.
CAVA Fiscal Third Quarter 2023 Review:
CAVA Revenue was $173.8 million, an increase of 49.5% compared to the fiscal third quarter of 2022. The increase was driven by 95 Net New CAVA Restaurant Openings during or subsequent to the fiscal third quarter of 2022 and CAVA Same Restaurant Sales Growth of 14.1%. CAVA Same Restaurant Sales Growth consists of 7.6% from guest traffic and 6.5% from menu price and product mix.
CAVA Restaurant-Level Profit Margin was 25.1%, an increase of 340 basis points compared to the fiscal third quarter of 2022. CAVA Restaurant-Level Profit Margin increased due to lower food, beverage, and packaging as a percentage of revenue, driven by lower input costs and higher incidence of premium menu items driving favorable product mix, as well as sales leverage on labor and occupancy.

CAVA Group Fiscal Third Quarter 2023 Review:
General and administrative expenses were $24.5 million, or 13.9% of revenue, as compared to $16.5 million, or 11.9% of revenue, in the fiscal third quarter of 2022. General and administrative expenses, excluding equity-based compensation1, were $21.3 million, or 12.1% of revenue, as compared to $15.4 million, or 11.1% of revenue, in the fiscal third quarter of 2022. The increase of 1.0% was primarily due to recurring public company costs and higher performance based accruals, partially offset by leverage from higher sales.
Net income was $6.8 million, or 3.9% of revenue, as compared to net loss of $11.9 million in the fiscal third quarter of 2022.
Adjusted EBITDA1 was $19.8 million, or 11.3% of revenue, an increase of $15.0 million compared to the fiscal third quarter of 2022. The increase was primarily driven by CAVA Same Restaurant Sales Growth, improved CAVA Restaurant-Level Profit Margin, and the productivity of Net New CAVA Restaurant Openings. These increases were partially offset by increased general and administrative expenses in the third quarter of 2023 compared with the prior year quarter, as previously noted.
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1    General and administrative expenses, excluding equity-based compensation and Adjusted EBITDA are non-GAAP financial measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the tables at the end of this press release.

Fiscal Full-Year 2023 Outlook:
CAVA Group announced today that it has raised fiscal full-year 2023 guidance, as follows:

	August 15, 2023	November 7, 2023
Net New CAVA Restaurant Openings	65 to 70	70 to 73
CAVA Same Restaurant Sales Growth	13.0% to 15.0%	15.0% to 16.0%
CAVA Restaurant-Level Profit Margin	At least 23.0%	At least 24.0%
Pre-opening costs	$13.5 to $14.5 million	$14.5 to $15.5 million
Adjusted EBITDA	$62.0 to $67.0 million	$70.0 to $73.0 million

Actual results may differ materially from CAVA Group's fiscal full-year 2023 guidance as a result of, among other things, the factors described under "Forward-Looking Statements" below.
A reconciliation of the forward-looking fiscal 2023 Adjusted EBITDA to net income (loss) cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted.
About CAVA Group:
CAVA is the category-defining Mediterranean fast-casual restaurant brand, bringing together healthful food and bold, satisfying flavors at scale. Our brand and our opportunity transcend the Mediterranean category to compete in the large and growing limited-service restaurant sector as well as the health and wellness food category. CAVA serves guests across gender lines, age groups, and income levels and benefits from generational tailwinds created by consumer demand for healthy living and a demographic shift towards greater ethnic diversity. We meet consumers’ desires to engage with convenient, authentic, purpose-driven brands that view food as a source of self-expression. The broad appeal of our food combined with these favorable industry trends drive our vast opportunity for continued growth.

Earnings Conference Call:
The Company will host a conference call, November 7, 2023, at 5:00 PM Eastern Time to discuss third quarter 2023 financial results as well as provide a business update. Investors will have the opportunity to listen to the conference call live through the webcast from the company's website on the investor relations page at investor.cava.com. A recorded webcast will be available on CAVA's investor relations website shortly after the call and available for up to one year.
Cautionary Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” "outlook," the negative version of these words or similar terms and phrases to identify forward-looking statements in this press release.
The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: our operation in a highly competitive industry; our ability to open new restaurants while managing our growth effectively and maintaining our culture; our ability to successfully identify appropriate locations and develop and expand our operations in existing and new markets; the profitability of new restaurants, and any impact to sales at our existing locations; the impact of changes in guest perception of our brand; our ability to successfully market our restaurants and brand; the impact of food safety, health department regulations, and food-borne illness concerns together with our ability to adequately address such concerns and meet regulatory obligations, including at our manufacturing facilities; our ability to maintain or increase prices; our ability to accurately predict guest trends and demand and successfully introduce new menu offerings and improve our existing menu offerings; the risks associated with leasing property; our ability to successfully expand our digital and delivery business; our ability to utilize, recognize, respond to, and effectively manage the immediacy of social media; our ability to achieve or maintain profitability in the future, especially if we continue to grow at an accelerated rate; our ability to realize the anticipated benefits from past and potential future acquisitions, investments or other strategic initiatives; our ability to manage our manufacturing and supply chain effectively; the impact of shortages, delays, or interruptions in the delivery of food items and other products; our ability to successfully optimize, operate, and manage our production facilities; the risks associated with our reliance on third parties; the impact of increases in food, commodity, energy, and other costs; the impact of increases in labor costs, labor shortages, and our ability to identify, hire, train, motivate and retain the right team members; our ability to attract, develop, and retain our management team and key team members; the impact of any cybersecurity breaches and our ability to respond effectively to technology threats or events; the impact of failures, or interruptions in, or our inability to effectively scale and adapt, our information technology systems; our ability to comply with, or changes in, the extensive laws or regulations requirements to which we are subject, including those related to privacy; the impact of economic factors and guest behavior trends; the impact of evolving rules and regulations with respect to environmental, social and governance matters; risks associated with our ability to secure, and protect our intellectual property; risks associated with civil unrest, acts of terrorism, threats to national security, the conflicts in Eastern Europe and the Middle East and other geopolitical events, including potential discriminatory perspectives towards certain cuisines; any failure of lawmakers to agree on a budget or appropriation legislation to fund the federal government’s operations (also known as a government shutdown), and financial markets’ and businesses’ reactions to any such failure; the impact of climate change and volatile adverse weather conditions; and each of the other factors set forth under the heading “Risk Factors” in our filings with the United States Securities and Exchange Commission.
The forward-looking statements included in this press release are made only as of the date hereof. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.
Non-GAAP Financial Measures:
In addition to our consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, Adjusted EBITDA Margin, and general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our operating performance. Management believes Adjusted EBITDA, Adjusted EBITDA Margin, and general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, and general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.
Adjusted EBITDA, Adjusted EBITDA Margin, and general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss), net income (loss) margin, or general and administrative expenses, as applicable, as measures of financial performance or cash provided by operating activities as measures of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA and Adjusted EBITDA Margin are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments, and debt service requirements. Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as measures of discretionary cash available to invest in the business growth or to reduce indebtedness. Our non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;
•Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense, or the cash necessary to pay income taxes;
•Adjusted EBITDA does not reflect the impact of earnings or cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate Adjusted EBITDA, Adjusted EBITDA Margin and general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, differently than we do, limiting their usefulness as comparative measures.

Investor Relations:	Media Relations:
Matt Milanovich, SVP, Finance	Lynne Boschee, VP, Communications
(202) 984-2558	media@cava.com
matt.milanovich@cava.com

CAVA GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Weeks Ended		Forty Weeks Ended
(in thousands, except per share amounts)	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Revenue	$175,553	$139,258	$551,530	$434,184
Operating expenses:
Restaurant operating costs (excluding depreciation and amortization)
Food, beverage, and packaging	51,818	44,617	161,936	139,262
Labor	43,913	37,193	138,484	121,946
Occupancy	13,782	12,302	43,781	41,256
Other operating expenses	21,553	18,738	66,847	57,563
Total restaurant operating expenses	131,066	112,850	411,048	360,027
General and administrative expenses	24,472	16,547	76,817	53,768
Depreciation and amortization	11,528	10,018	35,096	31,783
Restructuring and other costs	1,092	2,055	5,160	4,989
Pre-opening costs	3,410	6,175	12,809	14,225
Impairment and asset disposal costs	1,190	3,838	4,295	9,848
Total operating expenses	172,758	151,483	545,225	474,640
Income (loss) from operations	2,795	(12,225)	6,305	(40,456)
Interest (income) expense, net	(3,956)	(115)	(4,630)	262
Other income, net	(120)	(188)	(412)	(644)
Income (loss) before income taxes	6,871	(11,922)	11,347	(40,074)
Provision for (benefit from) income taxes	38	(29)	116	67
Net income (loss)	$6,833	$(11,893)	$11,231	$(40,141)
Earnings (loss) per common share:
Net income (loss) per share, basic	$0.06	$(8.96)	$0.26	$(30.54)
Net income (loss) per share, diluted	$0.06	$(8.96)	$0.24	$(30.54)
Weighted average shares outstanding, basic	113,584	1,327	43,244	1,314
Weighted average shares outstanding, diluted	117,713	1,327	45,966	1,314

Financial information for the Company’s reportable segments was as follows for the periods presented:

	Twelve Weeks Ended		Forty Weeks Ended
($ in thousands)	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Revenue
CAVA	$173,759	$116,213	$541,609	$333,546
Zoes Kitchen	—	21,432	3,867	94,996
Other	1,794	1,613	6,054	5,642
Total revenue	175,553	139,258	551,530	434,184
Restaurant-level operating expenses (1)
CAVA	130,179	90,992	403,430	265,480
Zoes Kitchen	—	20,263	4,044	89,497
Other	887	1,595	3,574	5,050
Total restaurant-level operating expenses	131,066	112,850	411,048	360,027
Restaurant-level profit (loss)
CAVA	43,580	25,221	138,179	68,066
Zoes Kitchen	—	1,169	(177)	5,499
Other	907	18	2,480	592
Total restaurant-level profit	44,487	26,408	140,482	74,157
Reconciliation of restaurant-level profit to income (loss) before income taxes:
General and administrative expenses	24,472	16,547	76,817	53,768
Depreciation and amortization	11,528	10,018	35,096	31,783
Restructuring and other costs	1,092	2,055	5,160	4,989
Pre-opening costs	3,410	6,175	12,809	14,225
Impairment and asset disposal costs	1,190	3,838	4,295	9,848
Interest (income) expense, net	(3,956)	(115)	(4,630)	262
Other income, net	(120)	(188)	(412)	(644)
Income (loss) before income taxes	$6,871	$(11,922)	$11,347	$(40,074)
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(1)Restaurant-level operating expenses consist of food, beverage, and packaging (excluding depreciation and amortization), labor, occupancy, and other operating expenses.

CAVA is now our single operating brand for our operations as we have converted and wound down our Zoes Kitchen operations, with the last conversion restaurant opening on October 20, 2023. As a result, we have highlighted the CAVA segment distinctly from CAVA Group results throughout this press release.
The following tables summarize the results of the CAVA segment for the twelve and forty weeks ended October 1, 2023 and October 2, 2022:

	Twelve Weeks Ended
	October 1, 2023		October 2, 2022		Change
($ in thousands)	$	% of Revenue	$	% of Revenue	$	%
Restaurant revenue	$173,759	100.0%	$116,213	100.0%	$57,546	49.5%
Restaurant operating expenses (excluding depreciation and amortization)
Food, beverage, and packaging	51,085	29.4	36,402	31.3	14,683	40.3
Labor	43,913	25.3	30,232	26.0	13,681	45.3
Occupancy	13,782	7.9	9,747	8.4	4,035	41.4
Other operating expenses	21,399	12.3	14,611	12.6	6,788	46.5
Total restaurant operating expenses	130,179	74.9	90,992	78.3	39,187	43.1
Restaurant-level profit	$43,580	25.1%	$25,221	21.7%	$18,359	72.8%

	Forty Weeks Ended
	October 1, 2023		October 2, 2022		Change
($ in thousands)	$	% of Revenue	$	% of Revenue	$	%
Restaurant revenue	$541,609	100.0%	$333,546	100.0%	$208,063	62.4%
Restaurant operating expenses (excluding depreciation and amortization)
Food, beverage, and packaging	157,720	29.1	105,258	31.6	52,462	49.8
Labor	136,978	25.3	89,902	27.0	47,076	52.4
Occupancy	43,273	8.0	30,114	9.0	13,159	43.7
Other operating expenses	65,459	12.1	40,206	12.1	25,253	62.8
Total restaurant operating expenses	403,430	74.5	265,480	79.6	137,950	52.0
Restaurant-level profit	$138,179	25.5%	$68,066	20.4%	$70,113	103.0%
The following table presents selected quarterly financial and other data as of the periods indicated:

	Twelve Weeks Ended	Twelve Weeks Ended	Sixteen Weeks Ended	Twelve Weeks Ended	Twelve Weeks Ended
	October 1, 2023	July 9, 2023	April 16, 2023	December 25, 2022	October 2, 2022
	(Q3 2023)	(Q2 2023)	(Q1 2023)	(Q4 2022)	(Q3 2022)
Net New CAVA Restaurant Openings	11	16	26	23	19
CAVA Restaurants, end of period	290	279	263	237	214
CAVA Same Restaurant Sales Growth	14.1%	18.2%	28.4%	14.8%	9.2%
CAVA AUV(1)	$2,640	$2,599	$2,547	$2,398	$2,383
CAVA Restaurant-Level Profit	$43,580	$44,616	$49,983	$23,027	$25,221
CAVA Restaurant-Level Profit Margin	25.1%	26.1%	25.4%	20.0%	21.7%
CAVA Operating Weeks	3,432	3,276	3,932	2,687	2,442
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(1)For purposes of calculating CAVA AUV for Q3 2022, Q4 2022, Q1 2023, Q2 2023, and Q3 2023 the applicable measurement period is the entire trailing thirteen periods ended October 2, 2022, December 25, 2022, April 16, 2023, July 9, 2023, and October 1, 2023, respectively.

The following table presents the Company’s selected balance sheet and cash flow data as of the periods indicated:

($ in thousands)	October 1, 2023	December 25, 2022
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$340,399	$39,125
Total assets	984,974	583,883
Total liabilities	419,251	370,078
Redeemable preferred stock	—	662,308
Total stockholders’ equity	565,723	(448,503)
Total liabilities, preferred stock and stockholders' equity	984,974	583,883

	Forty Weeks Ended
($ in thousands)	October 1, 2023	October 2, 2022
SELECTED CASH FLOW DATA
Net cash provided by operating activities	$73,088	$5,229
Net cash used in investing activities	(107,564)	(71,736)
Net cash provided by (used in) financing activities	335,750	(1,659)
Net change in cash and cash equivalents	$301,274	$(68,166)
The following table shows the growth in our company-owned CAVA restaurant base:

	Twelve Weeks Ended		Forty Weeks Ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
CAVA Restaurants
Beginning of period	279	195	237	164
New CAVA restaurant openings, including converted Zoes Kitchen locations	11	19	54	51
Permanent closure	—	—	(1)	(1)
End of period	290	214	290	214

Reconciliation of Non-GAAP Financial Measures
The following table reconciles net income (loss) to Adjusted EBITDA for the periods indicated:

	Twelve Weeks Ended		Forty Weeks Ended
($ in thousands)	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Net income (loss)	$6,833	$(11,893)	$11,231	$(40,141)
Non-GAAP Adjustments
Interest (income) expense, net	(3,956)	(115)	(4,630)	262
Provision for (benefit from) income taxes	38	(29)	116	67
Depreciation and amortization	11,528	10,018	35,096	31,783
Equity-based compensation	3,183	1,152	6,166	2,964
Other income, net	(120)	(188)	(412)	(644)
Impairment and asset disposal costs	1,190	3,838	4,295	9,848
Restructuring and other costs	1,092	2,055	5,160	4,989
Certain non-recurring public company costs	—	—	1,113	—
Adjusted EBITDA	$19,788	$4,838	$58,135	$9,128

Revenue	$175,553	$139,258	$551,530	$434,184
Net income (loss) margin	3.9%	(8.5)%	2.0%	(9.2)%
Adjusted EBITDA margin	11.3%	3.5%	10.5%	2.1%
The following table reconciles general and administrative expenses to general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs for the periods indicated:

	Twelve Weeks Ended		Forty Weeks Ended
($ in thousands)	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
General and administrative expenses	$24,472	$16,547	$76,817	$53,768
Equity-based compensation	3,183	1,152	6,166	2,964
Certain non-recurring public company costs	—	—	1,113	—
General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs	$21,289	$15,395	$69,538	$50,804

Revenue	$175,553	$139,258	$551,530	$434,184
General and administrative expenses, as a percentage of revenue	13.9%	11.9%	13.9%	12.4%
General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, as a percentage of revenue	12.1%	11.1%	12.6%	11.7%
Glossary:
The following definitions apply to these terms as used in this press release:
“Adjusted EBITDA” is defined as net income (loss) adjusted to exclude interest expense (income), net, provision for income taxes, and depreciation and amortization, further adjusted to exclude equity-based compensation, other income, net, impairment and asset disposal costs, restructuring and other costs, and certain non-recurring public company costs;

“Adjusted EBITDA Margin” is defined as Adjusted EBITDA as a percentage of revenue;
“CAVA Average Unit Volume” or “CAVA AUV” represents total revenue of operating CAVA Restaurants that were open for the entire trailing thirteen periods, and digital kitchens sales for such period, divided by the number of operating CAVA Restaurants that were open for the entire trailing thirteen periods;
“CAVA Digital Revenue Mix” represents the portion of CAVA revenue related to digital orders as a percentage of total CAVA revenue;
"CAVA Operating Weeks" represents the aggregate number of weeks each of our CAVA Restaurants has been open in a given period;
“CAVA Restaurant-Level Profit,” a segment measure of profit and loss, represents CAVA Revenue in the specified period less food, beverage, and packaging, labor expenses, occupancy expenses, and other operating expenses, excluding depreciation and amortization, in the period. CAVA Restaurant-Level Profit excludes pre-opening costs;
“CAVA Restaurant-Level Profit Margin” represents CAVA Restaurant-Level Profit as a percentage of CAVA Revenue;
“CAVA Restaurants” is defined to include all CAVA restaurants, including converted Zoes Kitchen locations and CAVA hybrid kitchens, that are open as of the end of the specific period. CAVA Restaurants exclude restaurants operating under a license agreement and CAVA digital kitchens;
“CAVA Revenue” is defined to include all revenue attributable to CAVA restaurants in the specified period, excluding one restaurant operating under a license agreement;
“CAVA Same Restaurant Sales Growth” is defined as the period-over-period sales comparison for CAVA restaurants that have been open for 365 days or longer (including converted Zoes Kitchen locations that have been open for 365 days or longer after the completion of the conversion to a CAVA restaurant);
“digital orders” means orders made through catering, digital channels, such as the CAVA app and the CAVA website. Digital orders include orders fulfilled through third-party marketplace and native delivery and digital order pick-up;
“guest traffic” means the number of entrees ordered in-restaurant and through digital orders; and
“Net New CAVA Restaurant Openings” is defined as new CAVA restaurant openings (including CAVA restaurants converted from a Zoes Kitchen location) during a specified reporting period, net of any permanent CAVA restaurant closures during the same period.